Exhibit 16

                           Cordovano and Harvey, P.C.
                                   201 Steele
                                    Suite 300
                             Denver, Colorado 80206
                                 (303) 329-0220


Securities and Exchange Commission
Washington, D.C. 20549

    Re: Form 8-K dated August 11, 1999 and Description of Change of Accountants.

Gentlemen:

     Cordovano and Harvey, P.C. has reviewed Item 4. Changes in Registrants's Certifying Accountants as contained in the above referenced Form 8-K and does not disagree with the statements made therein.

                                           Very truly yours,



                                           /S/  Cordovano and Harvey, P.C.
                                           -------------------------------------
                                           Denver, Colorado
                                          August 11, 1999